Investors May Contact:
Keith R. Style
V.P.-Finance and Investor Relations
(212) 885-2530
investor@asburyauto.com
Reporters May Contact:
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Reports First Quarter Financial Results

New York, NY, April 24, 2008 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the first quarter ended March 31, 2008.

Income from continuing operations for the first quarter was $11.2 million, or $0.35 per diluted share, compared to adjusted income from continuing operations of $15.2 million, or $0.44 per diluted share, in last year’s quarter. Last year’s results have been adjusted for non-core items, as disclosed in the attached tables, including $0.32 per diluted share in charges related to a debt refinancing and $0.05 per share related to the retirement of the Company’s previous CEO. Including these items, income from continuing operations in last year’s first quarter was $2.3 million, or $0.07 per diluted share. Net income for the first quarter totaled $10.5 million, or $0.33 per diluted share, compared with $0.4 million, or $0.01 per diluted share, in last year’s quarter, including the non-core items discussed above.

President and CEO Charles R. Oglesby said, “Our performance for the quarter reflected a soft environment for vehicle sales, especially in Florida and California, as well as weather conditions during March in several of our markets that disrupted our operations, particularly in parts and service. However, our expense reduction initiatives delivered in excess of plan, partially offsetting our lower gross profit and keeping us on target with our previous guidance range for 2008 diluted earnings per share of $1.80 to $2.00.”

J. Gordon Smith, Senior Vice President and CFO, added, “We made further progress during the first quarter in aligning expenses with our reduced gross profit levels. Same-store personnel and advertising costs were down 6% and 15%, respectively, from a year ago. While the near-term outlook for vehicle sales is clearly challenging, we believe that our expense reductions have put Asbury in a good position to weather the storm.”

Mr. Oglesby concluded, “Despite the current weakness in the new vehicle market, the longer term demographic trends continue to be favorable for Asbury. Census data shows that the population in 17 of our 22 local markets, representing 83% of our total revenue, grew faster than the national average in 2007. And, during the first quarter of 2008, U.S. vehicle sales continued to migrate towards mid-line import brands, which now make up 60% of Asbury’s new vehicle retail sales. We remain committed to our long-term strategy, building on our foundation of strong brands and growing markets through selective acquisitions, and continuing to return capital to our shareholders through our dividend.”

Asbury will host a conference call to discuss its first quarter results this afternoon at 2:00 p.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 632-5023 (domestic), or (913) 312-0656 (international); no access code is necessary. Callers should dial in approximately 5-10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 90 retail auto stores, encompassing 122 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, earnings guidance, acquisition performance and projections regarding the Company’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and the Company’s ability to execute certain operational strategies. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that the Company will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[Tables Follow]

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2008	2007
REVENUES:
New vehicle	$737.2	$815.1
Used vehicle	326.1	373.6
Parts and service	183.5	173.2
Finance and insurance, net	38.6	38.2

Total revenues	1,285.4	1,400.1

COST OF SALES:
New vehicle	688.7	756.1
Used vehicle	297.7	337.8
Parts and service	90.3	84.2

Total cost of sales	1,076.7	1,178.1

GROSS PROFIT	208.7	222.0

OPERATING EXPENSES:
Selling, general and administrative	168.3	171.7
Depreciation and amortization	5.5	5.3
Other operating expense (income), net	(0.3)	2.7

Income from operations	35.2	42.3

OTHER INCOME (EXPENSE):
Floor plan interest expense	(9.1)	(11.1)
Other interest expense	(9.1)	(11.8)
Interest income	1.0	2.0
Loss on extinguishment of long-term debt	—	(17.7)

Total other expense, net	(17.2)	(38.6)

Income before income taxes	18.0	3.7

INCOME TAX EXPENSE	6.8	1.4

INCOME FROM CONTINUING OPERATIONS	11.2	2.3

DISCONTINUED OPERATIONS, net of tax	(0.7)	(1.9)

NET INCOME	$10.5	$0.4

EARNINGS PER COMMON SHARE:
Basic-
Continuing operations	$0.35	$0.07
Discontinued operations	(0.02)	(0.06)

Net Income	$0.33	$0.01

Diluted-
Continuing operations	$0.35	$0.07
Discontinued operations	(0.02)	(0.06)

Net Income	$0.33	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.8	33.3

Diluted	32.3	34.2

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	As Reported for the Three Months Ended March 31,				Increase	%
	2008		2007		(Decrease)	Change
VEHICLES SOLD:
New retail units—light vehicles	21,910		23,020		(1,110)	(5)%
New retail units—heavy trucks	607		1,017		(410)	(40)%

Total new retail units	22,517		24,037		(1,520)	(6)%

Fleet units	1,631		2,575		(944)	(37)%

Total new units	24,148		26,612		(2,464)	(9)%

Used retail units	13,889		16,369		(2,480)	(15)%

REVENUE:
New retail—light vehicles	$666.9	51.9%	$708.3	50.6%	$(41.4)	(6)%
New retail—heavy trucks	36.6	2.8%	58.7	4.2%	(22.1)	(38)%

Total new retail	703.5	54.7%	767.0	54.8%	(63.5)	(8)%

Used retail	251.9	19.6%	292.9	20.9%	(41.0)	(14)%
Parts and service	183.5	14.3%	173.2	12.4%	10.3	6%
Finance and insurance, net	38.6	3.0%	38.2	2.7%	0.4	1%

Total retail revenue	1,177.5		1,271.3		(93.8)	(7)%

Fleet	33.7	2.6%	48.1	3.4%	(14.4)	(30)%
Wholesale	74.2	5.8%	80.7	5.8%	(6.5)	(8)%

Total revenue	$1,285.4	100.0%	$1,400.1	100.0%	$(114.7)	(8)%

GROSS PROFIT
New retail—light vehicles	$46.3	22.2%	$54.7	24.6%	$(8.4)	(15)%
New retail—heavy trucks	1.7	0.8%	3.2	1.4%	(1.5)	(47)%

Total new retail	48.0	23.0%	57.9	26.0%	(9.9)	(17)%

Used retail	28.8	13.8%	35.3	15.9%	(6.5)	(18)%
Parts and service	93.2	44.7%	89.0	40.2%	4.2	5%
Finance and insurance, net	38.6	18.5%	38.2	17.2%	0.4	1%

Total retail gross profit	208.6		220.4		(11.8)	(5)%

Fleet	0.5	0.2%	1.1	0.5%	(0.6)	(55)%
Wholesale	(0.4)	(0.2)%	0.5	0.2%	(0.9)	(180)%

Total gross profit	$208.7	100.0%	$222.0	100.0%	$(13.3)	(6)%

SG&A expenses	$168.3		$171.7		$(3.4)	(2)%
SG&A expenses as a percentage of gross profit	80.6%		77.3%		3.3	4%

REVENUE PER VEHICLE RETAILED:
New retail—light vehicles	$30,438		$30,769		$(331)	(1)%
New retail—heavy trucks	60,297		57,719		2,578	5%
Used retail	18,137		17,894		243	1%

GROSS PROFIT PER VEHICLE RETAILED:
New retail—light vehicles	$2,113		$2,376		$(263)	(11)%
New retail—heavy trucks	2,801		3,147		(346)	(11)%
Used retail	2,074		2,157		(83)	(4)%
Finance and insurance, net	1,060		945		115	12%

GROSS PROFIT MARGIN:
New retail—light vehicles	6.9%		7.7%		(0.8)%	(10)%
New retail—heavy trucks	4.6%		5.5%		(0.9)%	(16)%
Used retail	11.4%		12.1%		(0.7)%	(6)%
Parts and service	50.8%		51.4%		(0.6)%	(1)%
Total – light vehicles	16.4%		16.2%		0.2%	1%
Total	16.2%		15.9%		0.3%	2%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	Same Store for the Three Months Ended March 31,				Increase	%
	2008		2007		(Decrease)	Change
VEHICLES SOLD:
New retail units—light vehicles	20,700		23,020		(2,320)	(10)%
New retail units—heavy trucks	607		1,017		(410)	(40)%

Total new retail units	21,307		24,037		(2,730)	(11)%

Fleet units	1,619		2,575		(956)	(37)%

Total new units	22,926		26,612		(3,686)	(14)%

Used retail units	13,362		16,369		(3,007)	(18)%

REVENUE:
New retail—light vehicles	$628.4	51.4%	$708.3	50.6%	$(79.9)	(11)%
New retail—heavy trucks	36.6	3.0%	58.7	4.2%	(22.1)	(38)%

Total new retail	665.0	54.4%	767.0	54.8%	(102.0)	(13)%

Used retail	241.6	19.8%	292.9	20.9%	(51.3)	(18)%
Parts and service	175.2	14.3%	173.2	12.4%	2.0	1%
Finance and insurance, net	37.3	3.0%	38.2	2.7%	(0.9)	(2)%

Total retail revenue	1,119.1		1,271.3		(152.2)	(12)%

Fleet	33.4	2.7%	48.1	3.4%	(14.7)	(31)%
Wholesale	70.7	5.8%	80.7	5.8%	(10.0)	(12)%

Total revenue	$1,223.2	100.0%	$1,400.1	100.0%	$(176.9)	(13)%

GROSS PROFIT
New retail—light vehicles	$43.2	21.7%	$54.7	24.6%	$(11.5)	(21)%
New retail—heavy trucks	1.7	0.9%	3.2	1.4%	(1.5)	(47)%

Total new retail	44.9	22.6%	57.9	26.0%	(13.0)	(22)%

Used retail	27.8	14.0%	35.3	15.9%	(7.5)	(21)%
Parts and service	88.8	44.6%	89.0	40.2%	(0.2)	—
Finance and insurance, net	37.3	18.8%	38.2	17.2%	(0.9)	(2)%

Total retail gross profit	198.8		220.4		(21.6)	(10)%

Fleet	0.5	0.2%	1.1	0.5%	(0.6)	(55)%
Wholesale	(0.5)	(0.2)%	0.5	0.2%	(1.0)	(200)%

Total gross profit	$198.8	100.0%	$222.0	100.0%	$(23.2)	(10)%

SG&A expenses	$161.0		$171.7		$(10.7)	(6)%
SG&A expenses as a percentage of gross profit	81.0%		77.3%		3.7	5%

REVENUE PER VEHICLE RETAILED:
New retail—light vehicles	$30,357		$30,769		$(412)	(1)%
New retail—heavy trucks	60,297		57,719		2,578	4%
Used retail	18,081		17,894		187	1%

GROSS PROFIT PER VEHICLE RETAILED:
New retail—light vehicles	$2,087		$2,376		$(289)	(12)%
New retail—heavy trucks	2,801		3,147		(346)	(11)%
Used retail	2,081		2,157		(76)	(4)%
Finance and insurance, net	1,076		945		131	14%

GROSS PROFIT MARGIN:
New retail—light vehicles	6.9%		7.7%		(0.8)%	(10)%
New retail—heavy trucks	4.6%		5.5%		(0.9)%	(16)%
Used retail	11.5%		12.1%		(0.6)%	(5)%
Parts and service	50.7%		51.4%		(0.7)%	(1)%
Total – light vehicles	16.5%		16.2%		0.3%	2%
Total	16.3%		15.9%		0.4%	3%

Asbury Automotive Group, Inc.

Selected Data

(In millions)

(Unaudited)

	March 31, 2008	December 31, 2007	Increase (Decrease)	% Change
BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$25.7	$53.4	$(27.7)	(52)%
New vehicle inventory	653.1	622.6	30.5	5%
Used vehicle inventory	102.1	101.1	1.0	1%
Parts inventory	47.8	46.2	1.6	3%
Total current assets	1,159.5	1,192.4	(32.9)	(3)%
Floor plan notes payable	690.0	674.0	16.0	2%
Total current liabilities	867.1	871.7	(4.6)	(1)%

CAPITALIZATION:
Long-term debt (including current portion)	$475.4	$475.6	$(0.2)	—
Shareholders’ equity	587.1	584.2	2.9	—

Total	$1,062.5	$1,059.8	$2.7	—

Asbury Automotive Group, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

(In millions, except per share data)

(Unaudited)

Our income from continuing operations during 2007 was impacted by retirement benefits expenses associated with the retirement of our former CEO and a loss on extinguishment of long-term debt. We believe that an alternative comparison of our income from continuing operations, as used by management to compare actual results to forecasted results, can be made by adjusting for these items based on the fact that we believe these items are not core dealership operating items and should not be considered when forecasting our future results.

The non-GAAP measure “adjusted income from continuing operations” contains material limitations. Although we believe that retirement benefits expense and losses from the extinguishment of long-term debt are infrequent and although we do not expect to recognize these items in the future we cannot assure you that we will not recognize them in the future. In addition, our income from continuing operations may not be comparable with income from continuing operations of other companies to the extent that other companies recognize similar items in income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations we also review the related GAAP measures.

	As Reported for the Three Months Ended March 31,		Increase (Decrease)	% Change
	2008	2007
Adjusted income from continuing operations
Net income	$10.5	$0.4	$10.1	NM
Discontinued operations, net of tax	0.7	1.9

Income from continuing operations	11.2	2.3	8.9	387%

Retirement benefits expenses, net of tax	—	1.8
Loss on extinguishment of long-term debt, net of tax	—	11.1

Adjusted income from continuing operations	$11.2	$15.2	$(4.0)	(26)%

Adjusted earnings per common share - Diluted
Net income	$0.33	$0.01	$0.32	NM
Discontinued operations, net of tax	0.02	0.06

Income from continuing operations	0.35	0.07	$0.28	400%

Adjusting items	—	0.37

Adjusted income from continuing operations	$0.35	$0.44	$(0.09)	(20)%

Weighted average common shares outstanding (diluted):	32.3	34.2

ASBURY AUTOMOTIVE GROUP, INC.

Select Data - Brand Mix

Brand Mix as a Percent of Light Vehicle New Retail Unit Sales	For the Three Months Ended March 31,
	2008	2007
Honda/Acura	35%	33%
Nissan/Infiniti	20%	19%
Toyota/Lexus	15%	14%
Ford	8%	9%
BMW/Mini	6%	4%
General Motors	5%	6%
Mercedes	4%	5%
Chrysler	4%	3%
Other	3%	7%

	100%	100%